UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [♦].

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "U.S. SECURITIES ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

BROKER SPECIAL WARRANTS
TO ACQUIRE BROKER WARRANTS OF
STEM HOLDINGS, INC.

No. BSW-[♦]

THIS CERTIFIES that, for value received, **[Name]** of **[Address]**, is the registered holder (the "**holder**") of **[♦]** broker special warrants (each a "**Broker Special Warrant**" and collectively, the "**Broker Special Warrants**"). Each Broker Special Warrant shall entitle the holder, subject to the terms and conditions set forth in this certificate or by a replacement certificate (in either case, a "**Broker Special Warrant Certificate**"), to acquire from Stem Holdings, Inc. (the "**Corporation**") one broker warrant of the Corporation (each a "**Broker Warrant**" and collectively, the "**Broker Warrants**"), without payment of any further consideration or further action on the part of the holder thereof, on the date (the "**Automatic Exercise Date**") that is the earlier of: (i) the date that is three (3) business days following the date on which the Corporation has obtained both (A) a receipt from the applicable securities regulatory authorities in the Provinces of British Columbia, Ontario and each of the jurisdictions in Canada (other than Quebec) in which the special warrants of the Corporation are sold for a (final) short-form prospectus qualifying the distribution of the convertible debentures and warrants issuable upon exercise of the Special Warrants (the "**Final Qualification Prospectus**"); and (B) notification that the Registration Statement of the Corporation filed with the United States Securities and Exchange Commission (the "**SEC**") has been declared effective by the SEC; or (ii) **[♦]**. The Corporation proposes to qualify the Broker Warrants issuable upon exercise of the Broker Special Warrants under the Final Qualification Prospectus.

The Broker Special Warrants are granted in connection with an agency agreement (the "**Agency Agreement**") dated December 27, 2018, among the Corporation, Canaccord Genuity Corp. and Beacon Securities Limited. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agency Agreement.

Each Broker Warrant to be issued on exercise of the Broker Special Warrants shall be exercisable to acquire one compensation unit of the Corporation (each, a "**Compensation Unit**") at any time and from time to time until 5:00 p.m. (Vancouver time) (the "**Time of Expiry**") on **[♦]** (the "**Expiry Date**") on payment of $3.00 per Compensation Unit (the "**Exercise Price**"), subject to adjustment in certain events. Each Compensation Unit will be comprised of one share of common stock of the Corporation (a "**Common Share**") and one-half of one common share purchase warrant of the Corporation (a "**Warrant**"). Each whole Warrant will entitle the holder thereof to acquire one Common Share in the capital of the Corporation (each a "**Warrant Share**") at an exercise price of $3.90, until **[♦]**. The Broker Warrants will be governed by the terms of definitive broker warrant certificates (the "**Broker Warrant Certificate**") in the form attached hereto as Appendix A.

1. **Exercise of Broker Special Warrants.**

Automatic Exercise. As promptly as practicable after the Automatic Exercise Date and, in any event, within five (5) business days thereof, the Corporation shall issue and deliver to the holder, registered in the name of the holder, a definitive Broker Warrant Certificate in the form attached hereto as Appendix A for the number of Broker Warrants issuable upon exercise of the Broker Special Warrants evidenced hereby. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Automatic Exercise Date, and at such time the rights of the holder with respect to the number of Broker Special Warrants which have been exercised as such shall cease, and the person or persons in whose name or names any certificate or certificates for Broker Warrants shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Broker Warrants represented thereby.

Fractional Broker Warrants. No fractional Broker Warrants shall be issued upon exercise of the Broker Special Warrants, and in such case, the number of Broker Warrants issuable upon the exercise of any Broker Special Warrants shall be rounded down to the nearest whole number and no consideration shall be payable by the Corporation to the holder in respect of such fractional Broker Warrants.

2. **Anti-Dilution Protection.**

All adjustments in connection with the Broker Warrants issuable upon the exercise of the Broker Special Warrants shall be made in accordance with the terms and conditions of the Broker Warrant Certificate, and any such adjustments shall be made from and including the date of issuance of this Broker Special Warrant Certificate (regardless of the actual date of issuance of such Broker Warrants).

3. **Transferability.**

The Broker Special Warrants evidenced hereby are non-assignable, non-transferable and non-negotiable and may not be exercised by or for the benefit of any person other than the holder.

4. **Replacement.**

Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Broker Special Warrant Certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Broker Special Warrant Certificate), the Corporation will issue to the holder a replacement certificate (containing the same terms and conditions as this Broker Special Warrant Certificate).

5. **Expiry Date.**

The Broker Special Warrants shall expire and become null and void at 5:00 p.m. (Vancouver time) on the Automatic Exercise Date.

6. **Time.**

Time shall be of the essence of this Broker Special Warrant Certificate.

7. **Governing Law.**

The laws of the Province of British Columbia and the federal laws of Canada applicable therein shall govern the Broker Special Warrants.

8. **Successor.**

The Corporation shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a "**successor corporation**") whether by way of reorganization, reconstruction, consolidation,

amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Corporation and the successor corporation shall have executed such instruments and done such things as, in the opinion of counsel to the holder, are necessary or advisable to establish that upon the consummation of such transaction:

(i) the successor corporation will have assumed all the covenants and obligations of the Corporation under this Broker Special Warrant Certificate, and

(ii) the Broker Special Warrants will be a valid and binding obligation of the successor corporation entitling the holder, as against the successor corporation, to all the rights of the holder under this Broker Special Warrant Certificate.

Whenever the conditions of this section 8 shall have been duly observed and performed, the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Broker Special Warrant Certificate in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.

9. **Notice**.

Unless herein otherwise expressly provided, any notice to be given hereunder to the holder shall be deemed to be validly given if such notice is given by personal delivery or registered mail to the attention of the holder at its registered address recorded in the registers maintained by the Corporation. Any notice so given shall be deemed to be validly given, if delivered personally, on the day of delivery and if sent by post or other means, on the fifth business day next following the sending thereof. In determining under any provision hereof the date when notice of any event must be given, the date of giving notice shall be included and the date of the event shall be excluded.

10. **General.**

This Broker Special Warrant Certificate is not valid for any purpose whatsoever unless and until it has been signed by or on behalf of the Corporation. The holding of the Broker Special Warrants evidenced by this Broker Special Warrant Certificate shall not constitute the holder a shareholder of the Corporation or entitle the holder to any right or interest in respect thereof except as expressly provided in this Broker Special Warrant Certificate.

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IN WITNESS WHEREOF the Corporation has caused this Broker Special Warrant Certificate to be signed by its duly authorized officer.

DATED as of the ___ day of __________, 201_.

STEM HOLDINGS, INC.

Per: ____
Authorized Signatory

Appendix A

Form of Broker Warrant Certificate

THE BROKER WARRANTS EVIDENCED BY THIS CERTIFICATE ARE EXERCISABLE AT ANY TIME AND FROM TIME TO TIME UNTIL 5:00 P.M. (VANCOUVER TIME) ON [♦], AFTER WHICH TIME THEY SHALL EXPIRE AND BE OF NO FURTHER FORCE OR EFFECT.

BROKER WARRANTS
TO PURCHASE UP TO [♦] UNITS
OF
STEM HOLDINGS, INC.
(the "Corporation")

No. BW - **[■]**

THIS IS TO CERTIFY THAT for valuable consideration **[Name]** of **[Address]** (the "**Holder**") is entitled, at any time prior to 5:00 p.m. (Vancouver time) on **[♦]**, upon and subject to the terms and conditions set forth herein and in the schedules attached hereto, which schedules form an integral part hereof and shall be deemed to be incorporated herein (the whole being referred to herein as this "**Broker Warrant Certificate**", and the rights of the Holder represented by this Broker Warrant Certificate being referred to herein as this "**Broker Warrant**"), to subscribe in whole or in part for up to **[♦]** units of the Corporation (each, a "**Unit**") with each Unit being comprised of one share of common stock in the capital of the Corporation (a "**Common Share**") and one-half of one common share purchase warrant of the Corporation (a "**Warrant**"). Each Warrant entitles the holder to purchase one Common Share in the capital of the Corporation (each a "**Warrant Share**") at an exercise price of $3.90 per Warrant Share until **[♦]**. The Warrants shall be created and issued pursuant to a warrant indenture (the "**Warrant Indenture**") entered into on December 27, 2018 among the Corporation and Olympia Trust Company.

The purchase price (the purchase price in effect from time to time being called the "**Exercise Price**") payable for each Unit subscribed for upon the exercise of this Broker Warrant shall be $3.00, subject to adjustment in the events and in the manner set forth herein. No fractional Units will be issuable upon any exercise of this Broker Warrant and the Holder will not be entitled to any cash payment or compensation in lieu of a fractional Unit.

This Broker Warrant shall become wholly void and the unexercised portion of the subscription rights represented hereby will expire and terminate at 5:00 p.m. (Vancouver time) on **[♦]** (the "**Expiry Time**").

All Units which are to be issued upon the exercise of this Broker Warrant shall be issued to the Holder upon payment therefor of the amount for which the Units may at the time be purchased pursuant to the provisions hereof, and the Holder shall be deemed to have become the holder of record of such Common Shares and Warrants, on the date of delivery of this Broker Warrant Certificate together with payment for the Units so subscribed for, unless the transfer books of the Corporation shall be closed on such date, in which event the Units shall be deemed to be issued, and the Holder shall be deemed to have become the holder of record of such Units on the next date on which such transfer books are reopened.

The Holder may purchase less than the number of Units which the Holder is entitled to purchase hereunder on delivery of this Broker Warrant Certificate, in which event a new certificate, in form identical hereto but with appropriate changes, representing the Units not purchased, shall be issued to the Holder.

This Broker Warrant does not entitle the Holder to any rights or interest whatsoever as a shareholder of the Corporation or any other rights or interests except as expressly provided in this Broker Warrant Certificate.

If this Broker Warrant Certificate or any replacement hereof becomes stolen, lost, mutilated or destroyed, the Corporation shall issue and deliver a new certificate, in form identical hereto but with appropriate changes, representing any unexercised portion of the Units represented hereby to replace the certificate so stolen, lost, mutilated or destroyed.

The Broker Warrants evidenced hereby are non-assignable, non-transferable and non-negotiable and may not be exercised by or for the benefit of any person other than the holder.

By acceptance hereof, the Holder hereby represents and warrants to the Corporation that the Holder is acquiring this Broker Warrant as principal for its own account and not for the benefit of any other person.

All amounts of money referred to in this Broker Warrant Certificate refer to lawful money of Canada.

This Broker Warrant shall enure to the benefit of the Holder and the successors thereof and shall be binding upon the Corporation and the successors thereof.

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IN WITNESS WHEREOF the Corporation has caused this Broker Warrant Certificate to be signed by its duly authorized officer.

DATED as of the ___ day of ____________, 20___.

STEM HOLDINGS, INC.

Per: ______________________________
Authorized Signatory

SCHEDULE A

Additional Terms and Conditions of this Broker Warrant

1. **Exercise:** In the event that the Holder desires to exercise the right to purchase Units conferred hereby, the Holder shall: (a) complete to the extent possible in the manner indicated and execute a subscription form in the form attached as Schedule B to this Broker Warrant Certificate; (b) surrender this Broker Warrant Certificate to the Corporation in accordance with Section 7; and (c) pay the amount payable on the exercise of this Broker Warrant in respect of the Units subscribed for by certified cheque, bank draft or money order in lawful money of Canada payable to the Corporation or by transmitting same day funds in lawful money of Canada by wire to such account as the Corporation shall direct the Holder. Upon such surrender and receipt of payment as aforesaid, the Corporation shall issue (in the case of the Common Shares, as fully paid and non-assessable shares), and the Holder shall be deemed for all purposes to be the holder of record of, the number of Common Shares and Warrants to be so issued and the Holder shall be entitled to delivery of certificates (or evidence of electronic deposit) representing such Common Shares and Warrants, and the Corporation shall cause such certificates to be delivered to the Holder at the address specified in the subscription form, within three (3) business days of such surrender and payment as aforesaid. In the event that the rights conferred hereby are exercised in part, the Corporation shall, contemporaneously with the issuance of the Common Shares and Warrants issuable on the exercise of the Broker Warrants so exercised, issue to the Holder a Broker Warrant Certificate on identical terms in respect of that number of Units in respect of which the Holder has not exercised the rights conferred hereby.

2. **Covenants, Representations and Warranties**: The Corporation hereby covenants and agrees that it is authorized to issue the Units (including the Common Shares issuable as part thereof and pursuant to the Warrants) from time to time subscribed for and purchased in the manner provided in this Broker Warrant Certificate and the certificates (if any) representing such Common Shares and Warrants to be issued and that, at all times prior to the Expiry Time, it will reserve and there will remain unissued a sufficient number of Common Shares to satisfy the right of purchase provided in this Broker Warrant Certificate (including those Common Shares issuable upon exercise of the Warrants pursuant to the terms of the Warrant Indenture). All Common Shares which are issued upon the exercise of the right of purchase provided in this Broker Warrant Certificate, upon payment therefor of the amount at which such Units may be purchased pursuant to the provisions of this Broker Warrant Certificate, shall be and be deemed to be fully paid and non-assessable shares and free from all taxes, liens and charges with respect to the issue thereof. The Corporation hereby represents and warrants that this Broker Warrant Certificate is a valid and enforceable obligation of the Corporation, enforceable against it in accordance with the provisions of this Broker Warrant Certificate.

3. **Anti-Dilution Protection**:

    (1) Definitions: For the purposes of this Section 3, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor in this subsection:

    (a) "**Adjustment Period**" means the period commencing on the date of issue of the Broker Special Warrants, the exercise of which resulted in the issuance of this Broker Warrant Certificate, and ending at the Expiry Time;

    (b) "**Broker Special Warrants**" means the broker special warrants granted in connection with an agency agreement dated December 27, 2018, among the Corporation, Canaccord Genuity Corp. and Beacon Securities Limited;

    (b) "**Current Market Price**" means the price per Common Share equal to the weighted average price at which the Common Shares have traded on a recognized stock exchange or, if the Common Shares are not then listed on a recognized stock exchange, in the over-the-counter market, during the period of

any twenty (20) consecutive trading days ending not more than five (5) business days before such date, or, if the Common Shares are not then listed and posted for trading on a recognized stock exchange, means the highest price per Common Share paid by a purchaser of Common Shares in the immediately preceding 24 month period, or, if shorter, the period since the Common Shares ceased trading on a recognized stock exchange;

(c) "**director**" means a director of the Corporation at the relevant time and, unless otherwise specified herein, a reference to action "by the directors" means action by the directors of the Corporation as a board or, whenever empowered, action by any committee of the directors of the Corporation; and

(d) "**trading day**" with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

(2) Adjustments: The Exercise Price and the number of Common Shares issuable to the Holder pursuant to this Broker Warrant Certificate shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(a) If at any time during the Adjustment Period the Corporation shall:

(i) fix a record date for the issue of, or issue, Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend;

(ii) fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the Common Shares payable in Common Shares or securities exchangeable or exercisable for or convertible into Common Shares;

(iii) subdivide the outstanding Common Shares into a greater number of Common Shares; or

(iv) consolidate the outstanding Common Shares into a lesser number of Common Shares;

(any of such events in subclauses 3(2)(a)(i), 3(2)(a)(ii), 3(2)(a)(iii) and 3(2)(a)(iv) above being herein called a "**Share Reorganization**"), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Share Reorganization and the effective date of the Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

(A) the numerator of which shall be the number of Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Share Reorganization; and

(B) the denominator of which shall be the number of Common Shares which will be outstanding immediately after giving effect to such Share Reorganization (including in the case of a distribution of securities exchangeable or exercisable for or convertible into Common Shares, the number of Common Shares that would be outstanding had such securities all been exchanged or exercised for or converted into Shares on such date).

To the extent that any adjustment in the Exercise Price occurs pursuant to this Subsection 3(2)(a) as a result of the fixing by the Corporation of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

If the Holder has not exercised its right to subscribe for and purchase Common Shares on or prior to the record date of such stock dividend or distribution or the effective date of such subdivision or consolidation, as the case may be, upon the exercise of such right thereafter shall be entitled to receive and shall accept in lieu of the number of Common Shares then subscribed for and purchased by the Holder, at the Exercise Price determined in accordance with this Subsection 3(2)(a) the aggregate number of Common Shares that the Holder would have been entitled to receive as a result of such Share Reorganization, if, on such record date or effective date, as the case may be, the Holder had been the holder of record of the number of Common Shares so subscribed for and purchased.

(b) If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the "**Rights Period**"), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or in the case of securities exchangeable for or convertible into Common Shares, at an exchange or conversion price per share) at the date of issue of such securities of less than 95% of the Current Market Price of the Common Shares on such record date (any of such events being called a "**Rights Offering**"), the Exercise Price shall be adjusted effective immediately after the record date for such Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i) the numerator of which shall be the aggregate of:

(A) the number of Common Shares outstanding on the record date for the Rights Offering; and

(B) the quotient determined by dividing:

(I) either: (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered; or (b) the product of the exchange, exercise or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged, exercised or converted, as the case may be; by

(II) the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii) the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of

Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable or exercisable for or convertible into Common Shares, the number of Common Shares into which such securities may be exchanged, exercised or converted).

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this Subsection 3(2)(b) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this Subsection 3(2)(b), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(c) If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the Common Shares of:

(i) shares of the Corporation of any class other than Common Shares; or

(ii) rights, options or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares or securities exchangeable or exercisable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable or exercisable for or convertible into Common Shares at an exchange, exercise or conversion price per share on the record date for the issue of such securities) of at least 95% of the Current Market Price of the Common Shares on such record date);

and if such issue or distribution does not constitute a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "**Special Distribution**"), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

(A) the numerator of which shall be the difference between

(I) the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, and

(II) the fair value, as determined by the directors of the Corporation, to the holders of Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

(B) the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this Subsection 3(2)(c) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares referred to in this Subsection 3(2)(c), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, exercise or conversion right to the amount which would then be in effect if the fair market value had been determined on the basis of the number of Common Shares issued and remaining issuable immediately after such expiry, and shall be further readjusted in such manner upon the expiry of any further such right.

(d) If at any time during the Adjustment Period there shall occur:

(i) a reclassification or redesignation of the Common Shares, any change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than a Share Reorganization;

(ii) a consolidation, amalgamation or merger of the Corporation with or into any other body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities; or

(iii) the transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity;

(any of such events being herein called a "**Capital Reorganization**"), after the effective date of the Capital Reorganization, the Holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of this Broker Warrant, in lieu of the number of Common Shares which the Holder was theretofore entitled to purchase or receive upon the exercise of this Broker Warrant, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares to which the Holder was theretofore entitled to purchase or receive upon the exercise of this Broker Warrant. If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Broker Warrant Certificate with respect to the rights and interest thereafter of the Holder to the end that the provisions of this Broker Warrant Certificate shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Broker Warrant.

(e) If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of Subsections 3(2)(a), 3(2)(b) or 3(2)(c) hereof, then the number of Common Shares purchasable upon the subsequent exercise of this Broker Warrant shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of this Broker Warrant immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

(3) <u>Rules</u>: The following rules and procedures shall be applicable to adjustments made pursuant to Subsection 3(2) of this Broker Warrant Certificate.

(a) Subject to the following provisions of this Subsection 3(3), any adjustment made pursuant to Subsection 3(2) hereof shall be made successively whenever an event referred to therein shall occur.

(b) No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least one per cent in the then Exercise Price; provided, however, that any adjustments which except for the provision of this Subsection 3(3)(b) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of Subsection 3(2) hereof, no adjustment of the Exercise Price shall be made which would result in an increase in the Exercise Price or a decrease in the number of Common Shares issuable upon the exercise of this Broker Warrant (except in respect of the Share Reorganization described in Subsection 3(2)(a)(iv) hereof or a Capital Reorganization described in Subsection 3(2)(d)(ii) hereof).

(c) No adjustment in the Exercise Price or in the number or kind of securities purchasable upon the exercise of this Broker Warrant shall be made in respect of any event described in Section 3 hereof if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised this Broker Warrant prior to or on the record date or effective date, as the case may be, of such event.

(d) No adjustment in the Exercise Price or in the number of Common Shares purchasable upon the exercise of this Broker Warrant shall be made pursuant to Subsection 3(2) hereof in respect of the issue from time to time of Shares and Common Shares pursuant to this Broker Warrant Certificate or pursuant to any stock option, stock purchase or stock bonus plan in effect from time to time for directors, officers or employees of the Corporation and/or any subsidiary of the Corporation and any such issue, and any grant of options in connection therewith, shall be deemed not to be a Share Reorganization, a Rights Offering nor any other event described in Subsection 3(2) hereof.

(e) If at any time during the Adjustment Period the Corporation shall take any action affecting the Common Shares other than an action described in Subsection 3(2) hereof, which in the opinion of the directors would have a material adverse effect upon the rights of the Holder, either or both the Exercise Price and the number of Common Shares purchasable upon exercise of this Broker Warrant shall be adjusted in such manner and at such time by action by the directors, in their sole discretion, as may be equitable in the circumstances; provided, however, that any such adjustment shall be subject to the approval of the applicable recognized stock exchange (if the Common Shares are then listed on such stock exchange) and any other required regulatory approvals.

(f) If the Corporation shall set a record date to determine holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of this Broker Warrant shall be required by reason of the setting of such record date.

(g) In any case in which this Broker Warrant shall require that an adjustment shall become effective immediately after a record date for an event referred to in Subsection 3(2) hereof, the Corporation may defer, until the occurrence of such event:

(i) issuing to the Holder, to the extent that this Broker Warrant is exercised after such record date and before the occurrence of such event, the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event; and

(ii) delivering to the Holder any distribution declared with respect to such additional Common Shares after such record date and before such event;

provided, however, that the Corporation shall deliver to the Holder an appropriate instrument evidencing the right of the Holder, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price and the number of Common Shares purchasable upon the exercise of this Broker Warrant and to such distribution declared with respect to any such additional Common Shares issuable on this exercise of this Broker Warrant.

(h) In the absence of a resolution of the directors fixing a record date for a Rights Offering, the Corporation shall be deemed to have fixed as the record date therefor the date of the issue of the rights, options or warrants issued pursuant to the Rights Offering.

(i) If a dispute shall at any time arise with respect to adjustments of the Exercise Price or the number of Common Shares purchasable upon the exercise of this Broker Warrant, such disputes shall be conclusively determined by a firm of independent chartered accountants other than the auditors of the Corporation and any such determination shall be conclusive evidence of the correctness of any adjustment made pursuant to Subsection 3(2) hereof and shall be binding upon the Corporation and the Holder.

(j) As a condition precedent to the taking of any action which would require an adjustment pursuant to Subsection 3(2) hereof, including the Exercise Price and the number or class of securities which are to be received upon the exercise thereof, the Corporation shall take any action which may, in the opinion of counsel to the Corporation, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable shares all of the Common Shares, or other securities (including the Warrants) which the Holder is entitled to receive in accordance with the provisions of this Broker Warrant Certificate.

(4) Notice: At least seven (7) days prior to any record date or effective date, as the case may be, for any event which requires or might require an adjustment in any of the rights of the Holder under this Broker Warrant, including the Exercise Price and the number of Common Shares and/or Warrants issuable upon exercise of this Broker Warrant, the Corporation shall deliver to the Holder a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this Subsection 3(4) has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable deliver to the Holder a certificate providing the calculation of such adjustment. The Corporation hereby covenants and agrees that the register of transfers and transfer books for the Common Shares will be open, and that the Corporation will not take any action which might deprive the Holder of the opportunity of exercising the rights of subscription contained in this Broker Warrant Certificate, during such seven (7) day period.

(5) Adjustment of Warrants: For greater certainty, all adjustments in connection with the Warrants (including the number of Warrant Shares issuable upon the exercise of such Warrants) shall be made in accordance with the terms and conditions of the Warrant

Indenture, and any such adjustments shall be made from and including the date of issuance of the broker special warrants, granted in connection with an agency agreement dated December 27, 2018, among the Corporation, Canaccord Genuity Corp. and Beacon Securities Limited, the exercise of which resulted in the issuance of this Broker Warrant Certificate, (regardless of the actual date of issuance of the Warrants).

4. **Further Assurances:** The Corporation hereby covenants and agrees that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other act, deed and assurance as the Holder shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Broker Warrant Certificate.

5. **Time**: Time shall be of the essence of this Broker Warrant Certificate.

6. **Laws**: This Broker Warrant Certificate shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

7. **Notices**: All notices or other communications to be given under this Broker Warrant Certificate shall be delivered by hand or by email and, if delivered by hand, shall be deemed to have been given on the delivery date and, if sent by email, on the date of transmission if sent before 5:00 p.m. (Vancouver time) on a business day or, if such day is not a business day, on the first business day following the date of transmission. Notices to the Corporation or the Holder, as applicable, shall be delivered to the addresses set forth in the agency agreement dated December 27, 2018, among the Corporation, Canaccord Genuity Corp. and Beacon Securities Limited.

   The Corporation or the Holder may change its address for service by notice in writing to the other of them specifying its new address for service under this Broker Warrant Certificate.

SCHEDULE B

SUBSCRIPTION FORM

TO: Stem Holdings, Inc.

The undersigned hereby subscribes for ____________ Units of Stem Holdings, Inc. (the "**Units**") (or such other number of securities to which such subscription entitles the undersigned in lieu thereof or in addition thereto pursuant to the provisions of the broker warrant certificate (the "**Broker Warrant Certificate**") dated as of **[♦]** issued by the Corporation to the undersigned) at the purchase price of $3.00 per Unit (or at such other purchase price as may then be in effect under the provisions of the Broker Warrant Certificate) and on and subject to the other terms and conditions specified in the Broker Warrant Certificate and hereunder and encloses herewith a certified cheque, bank draft or money order in lawful money of Canada payable to the Corporation or has transmitted same day funds in lawful money of Canada by wire to such account as the Corporation directed the undersigned in payment of the purchase price.

By executing this subscription form, the undersigned represents and warrants that the undersigned: (i) is not a U.S. person or a person within the United States; (ii) is not exercising the Broker Warrant(s) represented by the Broker Warrant Certificate for the account or benefit of, or on behalf of, a U.S. person or a person within the United States; and (iii) did not execute or deliver this subscription form in the United States. For purposes hereof, "United States" and "U.S. Person" have the meanings given to such terms in Regulation S under the *United States Securities Act of 1933*, as amended.

The undersigned hereby directs that the Units subscribed for be registered and delivered as follows:

Name in Full	Address (include Postal Code)	Number of Units

DATED this _______ day of _____________, 20___.

[Insert Name of Holder]

By: ________________________________

Name:
Title: